SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2020 (April 17, 2020)

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Seneca Biopharma, Inc.

(Exact name of registrant as specified in Charter)

Delaware	001-33672	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20271 Goldenrod Lane, 2 nd Floor, Germantown, Maryland 20876

(Address of Principal Executive Offices)

(301) 366-4960

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	SNCA	NASDAQ Capital Market

Item 8.01	Other Events.

On April 2, 2020, Seneca Biopharma, Inc. (the “Company”) disclosed on a current report on Form 8-K that the Company had received a written notice (“Original Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company is not in compliance with the $1.00 Minimum Bid Price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on the Nasdaq Capital Market. The Original Notice stated that the Company had until September 28, 2020 to regain compliance with Rule 5550(a)(2).

On April 17, 2020, the Company received a subsequent written notice (“New Notice”) from Nasdaq, indicating that Nasdaq filed an immediately effective rule change with the Securities and Exchange Commission on April 16, 2020. Pursuant to the rule change, Nasdaq tolled the compliance period for bid price and market value of publicly held shares requirements (collectively, "Price-based Requirements") through June 30, 2020. As a result, companies presently in compliance periods for any Price-based Requirements will not be subject to being delisted for these concerns, and starting on July 1, 2020, companies will receive the balance of any compliance period in effect at the start of the tolling period to regain compliance.

Accordingly, since the Company had 163 calendar days remaining in its compliance period as of April 16, 2020, the Company will, upon reinstatement of the Price-based Requirements, have 163 calendar days from July 1, 2020, or until December 10, 2020, to regain compliance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 20, 2020	Seneca Biopharma, Inc.

/s/ Kenneth Carter
By: Kenneth Carter
Executive Chairman